                                BELDEN INC.



                                $200,000,000
                      Senior Notes Issuable In Series


                                $75,000,000
                     6.92% Senior Notes, Series 1997-A,
                            due August 11, 2009





                                  ________

                          NOTE PURCHASE AGREEMENT
                                  ________




                         Dated as of August 1, 1997



                                             PPN:  077459 A* 6

                         TABLE OF CONTENTS


Section                                                               Page


1.   AUTHORIZATION OF NOTES.  . . . . . . . . . . . . . . . . . . . . .  1
     1.1.    Amount; Establishment of Series. . . . . . . . . . . . . .  1
     1.2.    The Series 1997-A Notes. . . . . . . . . . . . . . . . . .  2

2.   SALE AND PURCHASE OF SERIES 1997-A NOTES.  . . . . . . . . . . . .  2

3.   CLOSING    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

4.   CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . .  3
     4.1.    Representations and Warranties . . . . . . . . . . . . . .  3
     4.2.    Performance; No Default  . . . . . . . . . . . . . . . . .  3
     4.3.    Compliance Certificates  . . . . . . . . . . . . . . . . .  3
     4.4.    Opinions of Counsel  . . . . . . . . . . . . . . . . . . .  4
     4.5.    Purchase Permitted By Applicable Law, etc  . . . . . . . .  4
     4.6.    Sale of Other Notes  . . . . . . . . . . . . . . . . . . .  4
     4.7.    Payment of Special Counsel Fees  . . . . . . . . . . . . .  4
     4.8.    Private Placement Number . . . . . . . . . . . . . . . . .  5
     4.9.    Changes in Corporate Structure . . . . . . . . . . . . . .  5
     4.10.   Belden Wire Guaranty.  . . . . . . . . . . . . . . . . . .  5
     4.11.   Proceedings and Documents. . . . . . . . . . . . . . . . .  5

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . .  5
     5.1.    Organization; Power and Authority  . . . . . . . . . . . .  5
     5.2.    Authorization, etc . . . . . . . . . . . . . . . . . . . .  6
     5.3.    Disclosure . . . . . . . . . . . . . . . . . . . . . . . .  6
     5.4.    Organization and Ownership of Shares of
             Subsidiaries; Affiliates . . . . . . . . . . . . . . . . .  7
     5.5.    Financial Statements . . . . . . . . . . . . . . . . . . .  7
     5.6.    Compliance with Laws, Other Instruments, etc . . . . . . .  8
     5.7.    Governmental Authorizations, etc.  . . . . . . . . . . . .  8
     5.8.    Litigation; Observance of Agreements, Statutes and Orders.  8
     5.9.    Taxes      . . . . . . . . . . . . . . . . . . . . . . . .  9
     5.10.   Title to Property; Leases  . . . . . . . . . . . . . . . .  9
     5.11.   Licenses, Permits, etc . . . . . . . . . . . . . . . . . .  9
     5.12.   Compliance with ERISA  . . . . . . . . . . . . . . . . . . 10
     5.13.   Private Offering by the Company  . . . . . . . . . . . . . 11
     5.14.   Use of Proceeds; Margin Regulations  . . . . . . . . . . . 11
     5.15.   Existing Indebtedness; Future Liens  . . . . . . . . . . . 11
     5.16.   Foreign Assets Control Regulations, etc  . . . . . . . . . 12
     5.17.   Status under Certain Statutes  . . . . . . . . . . . . . . 12
     5.18.   Environmental Matters  . . . . . . . . . . . . . . . . . . 12
     5.19.   Solvency of Belden Wire. . . . . . . . . . . . . . . . . . 13

6.   REPRESENTATIONS OF THE PURCHASERS. . . . . . . . . . . . . . . . . 13
     6.1.    Purchase for Investment  . . . . . . . . . . . . . . . . . 13
     6.2.    Source of Funds  . . . . . . . . . . . . . . . . . . . . . 13

7.   INFORMATION AS TO COMPANY  . . . . . . . . . . . . . . . . . . . . 15
     7.1.    Financial and Business Information . . . . . . . . . . . . 15




     7.2.    Officer's Certificate  . . . . . . . . . . . . . . . . . .  18
     7.3.    Inspection . . . . . . . . . . . . . . . . . . . . . . . .  18

8.   PREPAYMENT OF THE NOTES. . . . . . . . . . . . . . . . . . . . . .  19
     8.1.    Required Prepayments . . . . . . . . . . . . . . . . . . .  19
     8.2.    Optional Prepayments with Make-Whole Amount  . . . . . . .  19
     8.3.    Allocation of Partial Prepayments  . . . . . . . . . . . .  19
     8.4.    Maturity; Surrender, etc . . . . . . . . . . . . . . . . .  19
     8.5.    Purchase of Notes  . . . . . . . . . . . . . . . . . . . .  20
     8.6.    Make-Whole Amount  . . . . . . . . . . . . . . . . . . . .  20

9.   AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . .  21
     9.1.    Compliance with Law  . . . . . . . . . . . . . . . . . . .  21
     9.2.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . .  22
     9.3.    Maintenance of Properties  . . . . . . . . . . . . . . . .  22
     9.4.    Payment of Taxes and Claims  . . . . . . . . . . . . . . .  22
     9.5.    Corporate Existence, etc . . . . . . . . . . . . . . . . .  22

10.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .  23
     10.1.   Consolidated Indebtedness; Indebtedness of Restricted
             Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . .  23
     10.2.   Liens.   . . . . . . . . . . . . . . . . . . . . . . . . .  23
     10.3.   Sale of Assets.  . . . . . . . . . . . . . . . . . . . . .  25
     10.4.   Mergers, Consolidations, etc.  . . . . . . . . . . . . . .  25
     10.5.   Disposition of Stock of Restricted Subsidiaries. . . . . .  26
     10.6.   Designation of Unrestricted Subsidiaries.  . . . . . . . .  27
     10.7.   Nature of Business.  . . . . . . . . . . . . . . . . . . .  27
     10.8.   Transactions with Affiliates . . . . . . . . . . . . . . .  27

11.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . .  27

12.  REMEDIES ON DEFAULT, ETC . . . . . . . . . . . . . . . . . . . . .  30
     12.1.   Acceleration . . . . . . . . . . . . . . . . . . . . . . .  30
     12.2.   Other Remedies . . . . . . . . . . . . . . . . . . . . . .  30
     12.3.   Rescission . . . . . . . . . . . . . . . . . . . . . . . .  31
     12.4.   No Waivers or Election of Remedies, Expenses, etc  . . . .  31

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES  . . . . . . . . . .  31
     13.1.   Registration of Notes  . . . . . . . . . . . . . . . . . .  31
     13.2.   Transfer and Exchange of Notes . . . . . . . . . . . . . .  31
     13.3.   Replacement of Notes . . . . . . . . . . . . . . . . . . .  32

14.  PAYMENTS ON NOTES. . . . . . . . . . . . . . . . . . . . . . . . .  32
     14.1.   Place of Payment . . . . . . . . . . . . . . . . . . . . .  32
     14.2.   Home Office Payment  . . . . . . . . . . . . . . . . . . .  33

15.  EXPENSES, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     15.1.   Transaction Expenses . . . . . . . . . . . . . . . . . . .  33
     15.2.   Survival . . . . . . . . . . . . . . . . . . . . . . . . .  34

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT . . .  34

17.  AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . .  34
     17.1.   Requirements . . . . . . . . . . . . . . . . . . . . . . .  34
     17.2.   Solicitation of Holders of Notes . . . . . . . . . . . . .  34



     17.3.   Binding Effect, etc  . . . . . . . . . . . . . . . . . . .  35
     17.4.   Notes held by Company, etc . . . . . . . . . . . . . . . .  35

18.  NOTICES    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

19.  REPRODUCTION OF DOCUMENTS  . . . . . . . . . . . . . . . . . . . .  36

20.  CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . . .  36

21.  SUBSTITUTION OF PURCHASER  . . . . . . . . . . . . . . . . . . . .  37

22.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     22.1.   Successors and Assigns . . . . . . . . . . . . . . . . . .  37
     22.2.   Payments Due on Non-Business Days  . . . . . . . . . . . .  38
     22.3.   Severability . . . . . . . . . . . . . . . . . . . . . . .  38
     22.4.   Construction . . . . . . . . . . . . . . . . . . . . . . .  38
     22.5.   Counterparts . . . . . . . . . . . . . . . . . . . . . . .  38
     22.6.   Governing Law  . . . . . . . . . . . . . . . . . . . . . .  38


SCHEDULE A        --        Information Relating to Purchasers

SCHEDULE B        --        Defined Terms

SCHEDULE B-1      --        Existing Investments

SCHEDULE 4.9      --        Changes in Corporate Structure

SCHEDULE 5.3      --        Disclosure Materials

SCHEDULE 5.4      --        Subsidiaries of the Company and Ownership
                            of Subsidiary Stock

SCHEDULE 5.5      --        Financial Statements

SCHEDULE 5.8      --        Certain Litigation

SCHEDULE 5.11     --        Licenses, Permits, etc.

SCHEDULE 5.12(b)  --        Benefit Liabilities

SCHEDULE 5.14     --        Use of Proceeds

SCHEDULE 5.15     --        Existing Indebtedness

SCHEDULE 10.2     --        Existing Liens

EXHIBIT 1.1-A     --        Form of Senior Note

EXHIBIT 1.1-B     --        Form of Belden Wire Guaranty

EXHIBIT 1.1-C     --        Form of Supplement

EXHIBIT 1.2       --        Form of Series 1997-A Senior Note




EXHIBIT 4.4(a)    --        Form of Opinion of Counsel for the
                            Company

EXHIBIT 4.4(b)    --        Form of Opinion of Special Counsel for
                            the Purchasers




















































                                BELDEN INC.
                           7701 Forsyth Boulevard
                                 Suite 800
                            St. Louis, MO  63105
                               (314) 854-8000
                            Fax:  (314) 854-8001


                                $200,000,000
                      Senior Notes Issuable In Series


                                $75,000,000
                     6.92% Senior Notes, Series 1997-A,
                            due August 11, 2009

                                                    Dated as of August 1, 1997


TO EACH OF THE PURCHASERS LISTED IN
          THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

                  BELDEN INC., a Delaware corporation (the
"Company"),agrees with you as follows:

1.      AUTHORIZATION OF NOTES.
1.1.    Amount; Establishment of Series.

                  The Company is contemplating the issue and sale of up to $200,000,000 aggregate principal amount of its Senior Notes issuable in series (the "Notes", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1.1-A, with such changes therefrom, if any, as may be approved by the purchasers of such Notes, or series thereof, and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. The Notes may be issued in one or more series. Each series of Notes will be guaranteed by Belden Wire & Cable Company, a Wholly-Owned Subsidiary of the Company and a Delaware corporation ("Belden Wire") pursuant to a guaranty in substantially the form of Exhibit 1.1-B, with such changes as may be necessary to describe therein the series of Notes being guaranteed (such guaranty with respect to the Series 1997-A Notes is herein referred to as the "Belden Wire Guaranty."). Each series of Notes, other than the initial series, shall be issued pursuant to a supplement to this Agreement (a "Supplement") in substantially the form of
Exhibit 1.1-C, and shall be subject to the following terms and conditions:

                  (a) the designation of each series of Notes shall distinguish the Notes of one series from the Notes of all other series;

                  (b) the Notes of each series shall be senior in the sense that they rank pari passu with the Notes of all other series and the Company's other outstanding unsecured Indebtedness that has not been expressly subordinated to any other Indebtedness of the Company;

                  (c) each series of Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory prepayments on the dates and with the Make-Whole Amounts, if any, as are provided in the Supplement under which such Notes are issued, and shall have such additional or different conditions precedent to closing and such additional or different representations and warranties or other terms and provisions as shall be specified in such Supplement; and

                  (d) except to the extent provided in foregoing clauses (a) through (c), all of the provisions of this Agreement shall apply to the Notes of each series.

The Purchasers of the Series 1997-A Notes need not purchase subsequent series of Notes.

1.2.    The Series 1997-A Notes.

                  The Company has authorized, as the initial series of Notes hereunder, the issue and sale of $75,000,000 aggregate principal amount of Notes to be designated as its 6.92% Senior Notes, Series 1997-A, due August 11, 2009 (the "Series 1997-A Notes", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series 1997-A Notes shall be substantially in the form set out in Exhibit 1.2, with such changes therefrom, if any, as may be approved by you and the Other Purchasers and the Company.

2.      SALE AND PURCHASE OF SERIES 1997-A NOTES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and each of the other purchasers named in Schedule A (the "Other Purchasers"), and you and the Other Purchasers will purchase from the Company, at the Closing provided for in
Section 3, Series 1997-A Notes in the principal amount specified opposite your names in Schedule A at the purchase price of 100% of the principal amount thereof. Your obligation hereunder and the obligations of the Other Purchasers are several and not joint obligations and you shall have no liability to any Person for the performance or non-performance by any Other Purchaser hereunder.







3.      CLOSING.

                  The sale and purchase of the Series 1997-A Notes to be purchased by you and the Other Purchasers shall occur at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3400, 321 North Clark Street, Chicago, Illinois 60610 at 9:00 a.m., Chicago time, at a closing (the "Closing") on August 11, 1997 or on such other Business Day thereafter on or prior to August 30, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Series 1997-A Notes to be purchased by you in the form of a single Series 1997-A Note (or such greater number of Series 1997-A Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 12769761 at Wachovia Bank of Georgia, 191 Peachtree Street Northeast, Atlanta, Georgia 30303, ABA No. 061000010. If at the Closing the Company shall fail to tender such Series 1997-A Notes to you as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.      CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Series 1997-A Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.    Representations and Warranties.

                  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.    Performance; No Default.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Series 1997-A Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 through 10.8 had such Sections applied since such date.

4.3.    Compliance Certificates.

                  (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.9 and 4.10 have been fulfilled.




                  (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 1997-A Notes, the Agreement and the Belden Wire Guaranty.

4.4.    Opinions of Counsel.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Kevin L. Bloomfield, Vice President, Secretary and General Counsel of the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company instructs its counsel to deliver such opinion to you) and (b) from Gardner, Carton & Douglas, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.    Purchase Permitted By Applicable Law, etc.

                  On the date of the Closing your purchase of Series 1997-A Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.    Sale of Other Notes.

                  Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Series 1997-A Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.    Payment of Special Counsel Fees.

                  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.









4.8.    Private Placement Number.

                  A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Series 1997-A Notes.

4.9.    Changes in Corporate Structure.
                  Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

4.10.   Belden Wire Guaranty.

                  Belden Wire shall have executed and delivered the Belden Wire Guaranty to you and the Other Purchasers.

4.11.   Proceedings and Documents.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.


5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

5.1.    Organization; Power and Authority.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series 1997-A Notes and to perform the provisions hereof and thereof.









5.2.    Authorization, etc.

                  This Agreement and the Series 1997-A Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Series 1997-A Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  The Belden Wire Guaranty has been duly authorized by all necessary corporate action on the part of Belden Wire and upon execution and delivery thereof will constitute the legal, valid and binding obligation of Belden Wire enforceable against Belden Wire in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.    Disclosure.
                  The Company, through its agent, BancAmerica Securities, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated July 1997 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in
Schedule 5.3 and for projections, as to which no representation or warranty is made, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. The projections provided to you are based upon good faith estimates and assumptions believed by the Company to be reasonable. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in
Schedule 5.5, since December 31, 1996, there has been no change in the financial condition, operations, business or properties of the Company or any Restricted Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.






5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) to the Company's knowledge, of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers. Each Subsidiary listed in Schedule 5.4 is designated a Restricted Subsidiary by the Company.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in
        Schedule 5.4 as being owned by the Company and its Restricted Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Restricted Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c)   Each Restricted Subsidiary identified in Schedule
        5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

5.5.    Financial Statements.

                  The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).


5.6.    Compliance with Laws, Other Instruments, etc.

                  The execution, delivery and performance by the Company of this Agreement and the Series 1997-A Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any Material agreement, or corporate charter or By-Laws, to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

                  The execution, delivery and performance by Belden Wire of the Belden Wire Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of Belden Wire under, any Material agreement, or corporate charter or By-Laws, to which Belden Wire is bound or by which Belden Wire or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to Belden Wire or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to Belden Wire.

5.7.    Governmental Authorizations, etc.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or the execution, delivery or performance by Belden Wire of the Belden Wire Guaranty.

5.8.    Litigation; Observance of Agreements, Statutes and Orders.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.



5.9.    Taxes.

                  The Company and its Restricted Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Restricted Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate under GAAP.

5.10.   Title to Property; Leases.

                  The Company and its Restricted Subsidiaries have good and sufficient title to the properties that they own or purport to own and that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.   Licenses, Permits, etc.

                  Except as disclosed in Schedule 5.11,

                  (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known Material conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.





5.12.   Compliance with ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) Except for the Plans set forth in Schedule 5.12(b) (the "Top Hat Plans"), the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has been disclosed in the most recent audited consolidated financial statements of the Company and its Subsidiaries.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.



5.13.   Private Offering by the Company.

                  Neither the Company nor anyone acting on its behalf has offered the Series 1997-A Notes or the Belden Wire Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 54 other Institutional Investors, each of which has been offered the Series 1997-A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 1997-A Notes or the execution and delivery of the Belden Wire Guaranty to the registration requirements of
Section 5 of the Securities Act.

5.14.   Use of Proceeds; Margin Regulations.

                  The Company will apply the proceeds of the sale of the Series 1997-A Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Series 1997-A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G. For purposes of the foregoing, margin stock shall not include common stock of the Company held in its treasury.

5.15.   Existing Indebtedness; Future Liens.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of July 31, 1997, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary that is outstanding in an aggregate principal amount in excess of $5,000,000 and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that is outstanding in an aggregate principal amount in excess of $5,000,000 and that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.




                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

5.16.   Foreign Assets Control Regulations, etc.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.   Status under Certain Statutes.

                  Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended by the ICC Termination Act, as amended, or the Federal Power Act, as amended.

5.18.   Environmental Matters.

                  Neither the Company nor any Restricted Subsidiary has knowledge of any liability or has received any notice of any liability, and no proceeding has been instituted asserting any liability against the Company or any of its Restricted Subsidiaries or any of their respective real properties now owned, leased or operated by any of them or other assets nor, to the knowledge of the Company or any Restricted Subsidiary, has any such proceeding been instituted against any of their respective real properties formerly owned, for damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) neither the Company nor any Restricted Subsidiary has knowledge of any facts that would give rise to any liability for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.



5.19.   Solvency of Belden Wire.

                  After giving effect to the transactions contemplated herein, (i) the present fair salable value of the assets of Belden Wire is in excess of the amount that will be required to pay its probable liability on its existing debts as said debts become absolute and matured, (ii) Belden Wire has received reasonably equivalent value for executing and delivering the Belden Wire Guaranty, (iii) the property remaining in the hands of Belden Wire is not an unreasonably small capital, and (iv) Belden Wire is able to pay its debts as they mature.

6.      REPRESENTATIONS OF THE PURCHASERS.

6.1.    Purchase for Investment.

                  You represent that you are purchasing the Series 1997-A Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Series 1997-A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.    Source of Funds.


                  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Series 1997-A Notes to be purchased by you hereunder:

                  (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or
        (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or




                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d)   the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                  (g) the Source is an "insurance company general account" as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTE 95-60") and there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of such Purchaser.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.








7.      INFORMATION AS TO COMPANY.

7.1.    Financial and Business Information
                  The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                        (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                        (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial condition of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
        Section 7.1(a);

                  (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                        (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                        (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries, for such year,

        setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial condition of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with

        generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with such accountant's opinion, shall be deemed to satisfy the requirements of this
        Section 7.1(b);

                  (c) Unrestricted Subsidiaries -- if, at the time of delivery of any financial statements pursuant to Section 7.1(a) or
        (b), Unrestricted Subsidiaries account for more than 10% of (i) the consolidated total assets of the Company and its Subsidiaries reflected in the balance sheet included in such financial statements or (ii) the consolidated revenues of the Company and its Subsidiaries reflected in the consolidated statement of income included in such financial statements, an unaudited balance sheet for all Unrestricted Subsidiaries taken as whole as at the end of the fiscal period included in such financial statements and the related unaudited statements of income, stockholders' equity and cash flows for such Unrestricted Subsidiaries for such period, together with consolidating statements reflecting all eliminations or adjustments necessary to reconcile such group financial statements to the consolidated financial statements of the Company and its Subsidiaries;

                  (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, and
        (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning developments that are Material;

                  (e) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer obtains actual knowledge of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; provided that any such notice with respect to a Default under Section 11(f) or claimed default of the type referred to in
        Section 11(f) shall be within 10 days after a Responsible Officer obtains actual knowledge thereof;




                  (f) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                        (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                        (ii)   the taking by the PBGC of steps to
                  institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                        (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Restricted Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes; and

                  (i) Supplements to Agreement -- in the event an additional series of Notes is, or is proposed to be, issued under this Agreement, promptly, and in any event within 10 Business Days after execution and delivery thereof, a true copy of the Supplement pursuant to which such Notes are to be, or were, issued.



7.2.    Officer's Certificate.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.5, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.    Inspection.

                  The Company will permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing.




8.      PREPAYMENT OF THE NOTES.

8.1.    Required Prepayments.

                  On August 11, 2005 and on each August 11 thereafter to and including August 11, 2008 the Company will prepay $15,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series 1997-A Notes at par and without payment of the Make-Whole Amount or any premium.

8.2.    Optional Prepayments with Make-Whole Amount.

                  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any series, including the Series 1997-A Notes, in an amount not less than $2,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes of the series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.    Allocation of Partial Prepayments.

                  In the case of each partial prepayment of the Notes of a series, the principal amount of the Notes of such series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Each such partial prepayment pursuant to Section 8.2 shall, in respect of the Notes of a series, be applied first to the payment due on such Notes at final maturity and thereafter to any required prepayments on such Notes, in inverse order of maturity.

8.4.    Maturity; Surrender, etc.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together


with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.    Purchase of Notes.

                  The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.    Make-Whole Amount.

                  The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to
        Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by
        (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as the "PX Screen" on the Bloomberg Financial Market Service (or such other display as may replace the PX Screen on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so


        reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between
        (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.      AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

9.1.    Compliance with Law.

                  The Company will, and will cause each Restricted Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.




9.2.    Insurance.

                  The Company will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.    Maintenance of Properties.

                  The Company will and will cause each Restricted Subsidiary to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.    Payment of Taxes and Claims.

                  The Company will, and will cause each Restricted Subsidiary to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary, provided that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.    Corporate Existence, etc.

                  Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect its corporate existence.
Subject to Sections 10.3 and 10.4, the Company will at all times preserve and keep in full force and effect the corporate existence of each Restricted Subsidiary (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the


termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.


10.     NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

10.1.   Consolidated Indebtedness; Indebtedness of Restricted Subsidiaries.

                  The Company will not permit:

                  (a) Consolidated Indebtedness to exceed 65% of Consolidated Total Capitalization at any time; and

                  (b) Any Restricted Subsidiary other than Belden Wire to incur any Indebtedness if, after giving effect thereto and to the application of the proceeds therefrom, Priority Debt outstanding would exceed 20% of Consolidated Total Capitalization.

10.2.   Liens.

                  The Company will not, and will not permit any Restricted Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired (unless, concurrently with the incurrence, assumption or creation of such Lien, the Company makes, or causes to be made, effective provision whereby the Notes are equally and ratably secured by a Lien on the same property or assets), except:

                  (a) Liens existing on property or assets of the Company or any Restricted Subsidiary as of the date of this Agreement that are described in Schedule 10.2;

                  (b) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

                  (c) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use or value of the property or assets subject thereto;

                  (d) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', lessors', carriers', warehousemen's, mechanics', materialmen's and other similar liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature


        incurred in the ordinary course of business and not in connection with the borrowing of money;

                  (e) any attachment or judgment Lien, unless the judgment it secures has not, within 60 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay;

                  (f) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary and Liens securing Indebtedness of the Company to a Restricted Subsidiary;

                  (g) Liens (i) existing on property at the time of its acquisition by the Company or a Restricted Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Restricted Subsidiary; or (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction thereof to secure or provide for all or a portion of the purchase price or cost of construction of such property after the date of Closing; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Restricted Subsidiary of, or substantially all of its assets are acquired by, the Company or a Restricted Subsidiary and not created in contemplation thereof; provided that in the case of clauses (i),
        (ii) and (iii) such Liens do not extend to additional property of the Company or any Restricted Subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and, in the case of clause (ii) only, that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the lesser of the fair market value (determined in good faith by the board of directors of the Company) or cost of acquisition or construction of the property subject thereto;

                  (h) Liens resulting from extensions, renewals or replacements of Liens permitted by paragraphs (a), (f) and (g), provided that (i) there is no increase in the principal amount or decrease in maturity of the Indebtedness secured thereby at the time of such extension, renewal or replacement, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist; and

                  (i) Additional Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (h) above, provided that, at the time of creation, assumption or incurrence thereof and immediately after giving effect thereto and to the application of the proceeds therefrom, Priority Debt outstanding does not exceed 20% of Consolidated Total Capitalization.





10.3.   Sale of Assets.

                  Except as permitted by Section 10.4, the Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a "Disposition"), any assets, including capital stock of Restricted Subsidiaries, in one or a series of transactions, to any Person, other than
(a) Dispositions in the ordinary course of business, (b) Dispositions by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or another Restricted Subsidiary or (c) other Dispositions not otherwise permitted by this Section 10.3, provided that the aggregate net book value of all assets so disposed of in any fiscal year pursuant to this
Section 10.3(c) does not exceed 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal year. Notwithstanding the foregoing, the Company may, or may permit any Restricted Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (c) of the preceding sentence to the extent that
(x) such assets are leased back by the Company or any Restricted Subsidiary, as lessee, within 180 days of the Disposition thereof, or
(y) the net proceeds from such Disposition are within one year of such Disposition (A) reinvested in productive assets by the Company or a Restricted Subsidiary or (B) applied to the payment or prepayment of any outstanding Indebtedness of the Company or any Restricted Subsidiary that is not subordinated to the Notes. Any prepayment of Notes pursuant to this
Section 10.3 shall be in accordance with Sections 8.2 and 8.3, without regard to the minimum prepayment requirements of Section 8.2.

10.4.   Mergers, Consolidations, etc.
                  The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

                  (a) the Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:

                        (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States, any State thereof (including the District of Columbia), Canada or any province thereof, or a country within Western Europe, and, if the Company is not such corporation, such corporation (x) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (y) shall have caused to be


                  delivered to each holder of any Notes an opinion of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

                        (ii) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, could incur immediately thereafter $1.00 of additional Indebtedness without violating Section 10.1;

                        (iii) immediately before and after giving effect to such transaction, no Default or Event of Default shall exist; and

                  (b) Any Restricted Subsidiary may (x) merge into the Company (provided that the Company is the surviving corporation) or another Restricted Subsidiary or (y) sell, transfer or lease all or any part of its assets to the Company or another Restricted Subsidiary, or (z) merge or consolidate with, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction that is permitted by Section 10.3 or, as a result of which, such Person becomes an Restricted Subsidiary; provided in each instance set forth in clauses (x) through (z) that, immediately before and after giving effect thereto, there shall exist no Default or Event of Default and provided further, that, in the case of a transaction contemplated by clause (z), if the Restricted Subsidiary is Belden Wire and it is not the surviving corporation, the survivor of such merger shall be a solvent corporation organized and existing under the laws of the United States, any State thereof (including the District of Columbia), Canada or any province thereof, or a country within Western Europe, and such corporation (A) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Belden Wire Guaranty, and (B) shall have caused to be delivered to each holder of any Notes an opinion of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

No such conveyance, transfer, sale or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.4 from its liability under this Agreement or the Notes.

10.5.   Disposition of Stock of Restricted Subsidiaries.

        The Company (i) will not permit any Restricted Subsidiary to issue its capital stock, or any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock, to any Person other than the Company or another Restricted Subsidiary, and (ii) will not, and will not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock of a Restricted Subsidiary if such sale would be prohibited by Section 10.3. If a Restricted Subsidiary at any time ceases to be such as a result of a sale or issuance of its capital stock, any Liens on property of the Company or any other Restricted Subsidiary securing Indebtedness owed to such Restricted Subsidiary, which is not contemporaneously repaid, together with such Indebtedness, shall be deemed to have been incurred by the Company or such other Restricted Subsidiary, as the case may be, at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary.



10.6.   Designation of Unrestricted Subsidiaries.

                  The Company will not designate Belden Wire as an Unrestricted Subsidiary. The Company may designate any other Restricted Subsidiary as an Unrestricted Subsidiary unless such Subsidiary has been designated an Unrestricted Subsidiary more than once previously and unless immediately before and after such designation there exists no Default or Event of Default.

10.7.   Nature of Business.

                  The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

10.8.   Transactions with Affiliates.

                  The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.


11.     EVENTS OF DEFAULT.

                  An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(e) or Sections
        10.1 through 10.8; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of
        (i) a Responsible Officer obtaining actual knowledge of such


        default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default"); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or Belden Wire or by any officer of the Company or Belden Wire in this Agreement or the Belden Wire Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness that is outstanding in an aggregate principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the giving of notice of optional redemption, the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company); or

                  (g)   the Company or any Material Restricted Subsidiary
        (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
        (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the



        Company or any Material Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Restricted Subsidiary, or any such petition shall be filed against the Company or any Material Restricted Subsidiary and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) are rendered against one or more of the Company and its Material Restricted Subsidiaries, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, other than the Top Hat Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company), (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                  (k) the Belden Wire Guaranty ceases to be in full force and effect as a result of acts taken by the Company or Belden Wire or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any of the Company or Belden Wire or either of them renounces any of the same or denies that it has any or further liability thereunder.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.




12.     REMEDIES ON DEFAULT, ETC.

12.1.   Acceleration.

                  (a) If an Event of Default with respect to the Company or Belden Wire described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 33% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Notes becoming due and payable under this
Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus
(x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.   Other Remedies.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.






12.3.   Rescission.

                  At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 67% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.   No Waivers or Election of Remedies, Expenses, etc.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.   Registration of Notes.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.
The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.   Transfer and Exchange of Notes.

                  Upon surrender of any Note at the principal executive


office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Note established for such series. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

13.3.   Replacement of Notes.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another Institutional Investor holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.     PAYMENTS ON NOTES.

14.1.   Place of Payment.

                  Subject to Section 14.2, payments of principal, Make-



Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America National Trust & Savings Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.   Home Office Payment.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to
Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.     EXPENSES, ETC.

15.1.   Transaction Expenses.

                  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of one special counsel for you and the Other Purchasers collectively and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).



15.2.   Survival.

                  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.     AMENDMENT AND WAIVER.

17.1.   Requirements.

                  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.   Solicitation of Holders of Notes.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is

        executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.   Binding Effect, etc.

                  Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" or "the Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.    Notes held by Company, etc.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.     NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,



                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Richard K. Reece, Vice President, Finance, Treasurer and Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.     REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.     CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that
(a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure


reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate
(w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
Section 20.

21.     SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.     MISCELLANEOUS.

22.1.   Successors and Assigns.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.



22.2.   Payments Due on Non-Business Days.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.   Severability.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.   Construction.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.   Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.   Governing Law.

                  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                        *    *    *    *    *










                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                  Very truly yours,

                                  BELDEN INC.


                               By:     /s/  Richard K. Reece

                               Name:   Richard K. Reece
                               Title:  Vice President, Finance, Treasurer
                                        and Chief Financial Officer








































The foregoing is agreed
to as of the date thereof.


AID ASSOCIATION FOR LUTHERANS


By:     /s/  James Abitz
Name:  James Abitz
Title: Vice President - Securities


MUTUAL OF OMAHA INSURANCE COMPANY


By:     /s/  Edwin H. Garrison Jr.
Name:  Edwin H. Garrison Jr.
Title: First Vice President


UNITED OF OMAHA LIFE INSURANCE
    COMPANY


By:     /s/  Edwin H. Garrison Jr.
Name:  Edwin H. Garrison Jr.
Title: First Vice President


NATIONWIDE MUTUAL INSURANCE
   COMPANY


By:     /s/  Edwin P. McCausland, Jr.
Name:   Edwin P. McCausland, Jr.
Title:  Vice President
        Fixed-Income Securities


STATE FARM LIFE INSURANCE COMPANY


By:     /s/  John S. Conklin
Name:   John S. Conklin
Title:  Vice President - Fixed Income


By:     /s/  Lyle Triebwasser
Name:  Lyle Triebwasser
Title: Investment Officer






PRINCIPAL MUTUAL LIFE INSURANCE
    COMPANY


By:     /s/  Warren Shank
Name:  Warren Shank
Title: Counsel


By:     /s/  Austin Ramzy
Name:   Austin Ramzy
Title:  Assistant Director
        Investment Securities


NIPPON LIFE INSURANCE COMPANY
   OF AMERICA, an Iowa corporation, by its
   attorney in fact, Principal Mutual Life
   Insurance Company, an Iowa corporation


By:     /s/  Warren Shank
Name:  Warren Shank
Title: Counsel


By:     /s/  Austin Ramzy
Name:   Austin Ramzy
Title:  Assistant Director
        Investment Securities

BERKSHIRE LIFE INSURANCE COMPANY


By:     /s/ Ellen I. Whittaker
Name:  Ellen I. Whittaker
Title: Investment Officer



















                                                  SCHEDULE A

                  INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount of
Name and Address of Purchaser                     Notes to be Purchased

AID ASSOCIATION FOR LUTHERANS  $24,000,000

(1) All payments of principal, interest and premium on the account of the security shall be made by wire transfer of immediately available funds to:

        CITIBANK, NYC/CUST.
        ABA #021-000-089
        DDA #36112805
        Attn:  John Colavito
        Ref. Account #846647
        Aid Association for Lutherans Custody Account
        Ref. Information: security description, PPN, payable date, principal and interest breakdown, and interest rate if variable rate

(2) All notices of payments and written confirmations of such wire transfers:

        Investment Department
        Aid Association for Lutherans
        4321 North Ballard Road
        Appleton, WI  54919

        AND

        Income Collection and Disbursement
        Ref. Account #846647
        Aid Association for Lutherans Custody Account
        Citicorp Services Inc.
        1410 N. Westshore Blvd.
        4th Floor
        Tampa, FL  33607


















                                         Schedule A

(3)     Deliver securities to:

        Mr. Danny Reyes
        Ref. Account #846647
        Aid Association for Lutherans Custody Account
        Citibank
        Level C
        20 Exchange Place
        New York, NY  10043

(4)     All other communications:

        Investment Department
        Aid Association for Lutherans
        4321 North Ballard Road
        Appleton, WI  54919

Tax ID #39-0123480

                                     Schedule A

                                                  SCHEDULE A

                  INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount of
Name and Address of Purchaser                     Notes to be Purchased

MUTUAL OF OMAHA INSURANCE COMPANY                 $11,000,000

(1)     All payments by wire transfer of immediately available funds to:

               First National Bank Omaha
               ABA #1040-00016
               16th & Dodge Streets
               Omaha, NE  68102

               For credit to:
               Mutual of Omaha Insurance Company
               Account #26-743587
               For payment on: ________________
               Interest Amount:
               Principal Amount:

(2)     Address for delivery of securities:

               Mutual of Omaha Insurance Company
               Attention:  Investments/Securities Accounting
               Mutual of Omaha Plaza
               Omaha, NE  68175

(3) All notices of payments and written confirmations of such wire transfers:

               Mutual of Omaha Insurance Company
               Attention:  Investments/Investment Accounting
               Mutual of Omaha Plaza
               Omaha, NE  68175

                                    Schedule A

(4)     All other communications:

               Mutual of Omaha Insurance Company
               Attention:  Investment Division
               Mutual of Omaha Plaza
               Omaha, NE  68175

Tax Identification No.  47-0246511

                                    Schedule A





                                                  SCHEDULE A

               INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount of
Name and Address of Purchaser                     Notes to be Purchased

UNITED OF OMAHA LIFE INSURANCE COMPANY            $4,000,000

(1)     All payments by wire transfer of immediately available funds to:

               First Bank, N.A.
               ABA #1040-0002-9
               17th & Farnam Streets
               Omaha, NE

               For credit to:
               United of Omaha Life Insurance Company
               Account #1-487-1447-0769
               For payment on:
               Interest Amount:
               Principal Amount:

(2)     Address for delivery of securities:

               United of Omaha Life Insurance Company
               Attention:  Investments/Securities Accounting
               Mutual of Omaha Plaza
               Omaha, NE  68175

(3) All notices of payments and written confirmations of such wire transfers:

               United of Omaha Life Insurance Company
               Attention:  Investments/Securities Accounting
               Mutual of Omaha Plaza
               Omaha, NE  68175

                                    Schedule A

(4)     All other communications:

               United of Omaha Life Insurance Company
               Attention:  Investment Division
               Mutual of Omaha Plaza
               Omaha, NE  68175

Tax Identification No.  47-0322111

                                    Schedule A

                                                  SCHEDULE A

               INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount of
Name and Address of Purchaser                     Notes to be Purchased

NATIONWIDE MUTUAL INSURANCE COMPANY               $15,000,000

(1)     All payments by wire transfer of immediately available funds to:

               The Bank of New York
               ABA# 021-000-018
               BNF: IOC566
               F/A/O Nationwide Mutual Insurance Company
               Attn: P&I Department
               PPN:  077459 A* 6
               Security Description:

(2)     Address for delivery of securities:

               The Bank of New York
               One Wall Street
               3rd Floor - Window A
               New York, NY  10286
               F/A/O Nationwide Mutual Insurance Co. Acct# 264232

(3) All notices of payment and written confirmations of such wire transfers and notices in respect of the security:

               Nationwide Mutual Insurance Company
               c/o The Bank of New York
               P.O. Box 19266
               Attn:  P&I Department
               Newark, NJ  07195

        with a copy to:

               Nationwide Mutual Insurance Company
               Attn:  Investment Accounting
               One Nationwide Plaza  (1-32-05)
               Columbus, OH  43215-2220

                                    Schedule A

(4)     All other communications:

               Nationwide Mutual Insurance Company
               One Nationwide Plaza  (1-33-07)
               Columbus, OH  43215-2220
               Attn:  Corporate Fixed-Income Securities

Tax Identification No.  31-4177100

                                   Schedule A

                                                  SCHEDULE A

               INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount of
Name and Address of Purchaser                     Notes to be Purchased

STATE FARM LIFE INSURANCE COMPANY                 $10,000,000

(1) All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

               The Chase Manhattan Bank
               FED ABA  No. 021000021
               SSG Private Income Processing
               A/C #900-9-000200 For Credit to Account No. G-06893
               Ref:  Belden Inc.
               6.92% Senior Notes, Series 1997-A, due August 11, 2009
               PPN:  077459 A* 6

(2)     Address for all notices in respect of payment:

               State Farm Life Insurance Company
               One State Farm Plaza
               Investment Accounting Dept./D-2
               Bloomington, IL  61710

(3)     Address for all other correspondence:

               State Farm Life Insurance Company
               One State Farm Plaza
               Investment Dept./E-10
               Corporate Fixed Income
               Bloomington, IL  61710

Tax Identification No.  37-0533090

                                   Schedule A

                                                  SCHEDULE A

               INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount of
Name and Address of Purchaser                     Notes to be Purchased

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY           $7,000,000

(1)     All payments by wire transfer of immediately available funds to:

               ABA 073 000 228
               Norwest Bank Iowa, N.A.
               7th and Walnut Streets
               Des Moines, Iowa  50309
               Account No.:  032395
               OBI PFGSE (S) B61148()

        Each wire transfer shall identify such payment as "Belden Inc., 6.92% Notes due August 11, 2009" and include the PPN of the issue.

(2) All notices of payments and written confirmations of such wire transfers:

               Principal Mutual Life Insurance Company
               711 High Street
               Des Moines, Iowa 50392-0960
               Attn:  Investment Accounting and Treasury - Securities
               Telefacsimile:  (515) 248-2643
               Confirmation:  (515) 248-8301

(3)     All other communications:

               Principal Mutual Life Insurance Company
               711 High Street
               Des Moines, Iowa 50392-0800
               Attn:  Investment Department - Securities Division
               Telefacsimile:  (515) 248-2490
               Confirmation:  (515) 248-8495

Taxpayer ID # 42-0127290

                                     Schedule A

                                                  SCHEDULE A

               INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount of
Name and Address of Purchaser                     Notes to be Purchased

NIPPON LIFE INSURANCE COMPANY OF AMERICA          $1,000,000

(1)     All payments by wire transfer of immediately available funds to:

               ABA 073 000 228
               Norwest Bank Iowa, N.A.
               7th and Walnut Streets
               Des Moines, Iowa  50309
               Account No.:  7051775
               OBI PFGSE (S) B61148()

        Each wire transfer shall identify such payment as "Belden Inc., 6.92% Notes due August 11, 2009" and include the PPN of the issue.

(2) All notices of payments and written confirmations of such wire transfers:

               Nippon Life Insurance Company of America
               711 High Street
               Des Moines, Iowa 50392-0960
               Attn:  Investment Accounting and Treasury - Securities
               Telefacsimile:  (515) 248-2643
               Confirmation:  (515) 248-8301

(3)     All other communications:

               Nippon Life Insurance Company of America
               711 High Street
               Des Moines, Iowa 50392-0800
               Attn:  Investment Department - Securities Division
               Telefacsimile:  (515) 248-2490
               Confirmation:  (515) 248-8495

Taxpayer ID # 04-2509896

                                   Schedule A

                                                  SCHEDULE A

               INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount of
Name and Address of Purchaser                     Notes to be Purchased

BERKSHIRE LIFE INSURANCE COMPANY                  $3,000,000

(1) All payments on account of the Notes in accordance with the provisions thereof and of this Agreement shall be transmitted by bank wire transfer of Federal or other immediately available funds for credit to:

               Berkshire Life Insurance Company
               Account Number 002-4-020877
               The Chase Manhattan Bank, N.A.
               ABA #021000021

        with sufficient information (including issuer, PPN, interest rate, maturity and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2) Copies of all notices and confirmation of payments and all other communications shall be delivered or mailed to:

               Berkshire Life Insurance Company
               Attention:  Securities Department
               700 South Street
               Pittsfield, MA  01201

               Fax Number:  (413) 443-9397
               Phone Number:  (413) 499-4321


Tax Identification No.  04-1083480

                                   Schedule A

                                                  SCHEDULE B


                        DEFINED TERMS

               As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

               "Adjusted Consolidated Net Worth" means, as of any date, consolidated stockholders' equity of the Company and its Restricted Subsidiaries on such date, determined in accordance with GAAP, less (a) minority interests and (b) the amount by which outstanding Restricted Investments on such date exceed 20% of consolidated stockholders' equity.

               "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

               "Belden Wire" is defined in Section 1.1.

               "Belden Wire Guaranty" is defined in Section 1.1.

               "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York City are required or authorized to be closed.

               "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

               "Closing" is defined in Section 3.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

               "Company" means Belden Inc., a Delaware corporation.





                                   Schedule B-1

               "Confidential Information"  is defined in Section 20.

               "Consolidated Indebtedness" means, as of any date, Indebtedness of the Company and its Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

               "Consolidated Total Assets" means, as of any date, the assets and properties of the Company and its Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

               "Consolidated Total Capitalization" means, as of any date, the sum of Consolidated Indebtedness and Adjusted Consolidated Net Worth as of such date.

               "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

               "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Bank of America National Trust & Savings Association in Chicago, Illinois as its "base" or "prime" rate.

               "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

               "Event of Default" is defined in Section 11.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                                       Schedule B

"Governmental Authority" means

               (a)      the government of

                        (i) the United States of America or any State or other political subdivision thereof, or

                        (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

               (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

               "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

               "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

               "Indebtedness" with respect to any Person means, at any time, without duplication,

               (a)      its liabilities for borrowed money;

               (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

               (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; and

               (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities).

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (d) to the extent such

                                      Schedule B

Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Indebtedness of any Person shall not include any Guaranty by such Person of Indebtedness. Indebtedness of the Company or a Restricted Subsidiary shall not include Indebtedness of the Company to a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary. For purposes of this definition of Indebtedness, "Guaranty" means, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

               "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than $2,000,000 in aggregate principal amount of the Notes, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

               "Investments" means all investments made, in cash or by delivery of property, directly or indirectly, by any Person, in any other Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

               "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

               "Make-Whole Amount" is defined in Section 8.6.

               "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

               "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or

                                       Schedule B
properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the ability of Belden Wire to perform its obligations under the Belden Wire Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or the Belden Wire Guaranty.

               "Material Restricted Subsidiary" means, as of the date of determination, Belden Wire and any other Restricted Subsidiary the assets or revenues of which account for more than 5% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries at the end of the most recently ended fiscal period or more than 5% of the consolidated revenues of the Company and its Restricted Subsidiaries for the most recently completed four fiscal quarters.

               "Memorandum" is defined in Section 5.3.

               "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

               "Notes" is defined in Section 1.1.

               "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

               "Other Purchasers" is defined in Section 2.

               "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

               "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

               "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

               "Priority Debt" means, as of any date, the sum (without duplication) of (a) Indebtedness of Restricted Subsidiaries other than Belden Wire on such date and (b) Indebtedness of the Company and its Restricted Subsidiaries (including Belden Wire) secured by Liens permitted by Section 10.2(i) on such date.

               "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

               "Purchaser" means each purchaser listed in Schedule A.

                                    Schedule B

               "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

               "Required Holders" means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

               "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

               "Restricted Investments" means all Investments of the Company and its Restricted Subsidiaries,other than:

               (a) property or assets to be used or consumed in the ordinary course of business;

               (b) current assets arising from the sale of goods or services in the ordinary course of business;

               (c) Investments in Restricted Subsidiaries or in any Person which, as a result thereof, becomes a Restricted Subsidiary;

               (d) Investments existing as of the date of this Agreement which are listed in the attached Schedule B-1;

               (e)      Investments in treasury stock;

               (f)      Investments in:

                        (i) obligations, maturing within one year from the date of acquisition, of or fully guaranteed by (A) the United States of America or an agency thereof or (B) Canada or a province thereof;

                        (ii) state or municipal securities (including auction rate floaters and variable rate demand Notes), having an effective maturity within one year from the date of acquisition, which are rated in one of the top two rating classifications by at least one nationally recognized rating agency;

                        (iii)  certificates of deposit or banker's
               acceptances maturing within one year from the date of acquisition of or issued by Bank of America National Trust & Savings Association or other commercial banks whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) are rated in one of the top two rating classifications by at least one nationally recognized rating agency;

                                      Schedule B

                        (iv) commercial paper maturing within 270 days from the date of issuance which, at the time of acquisition, is rated in one of the top two rating classifications by at least one credit rating agency of recognized national standing;

                        (v) repurchase agreements, having a term of not more than 90 days and fully collateralized with obligations of the type described in clause (i), with a bank satisfying the requirements of clause (iii); and

                        (vi) money market instrument programs that are properly classified as current assets in accordance with GAAP.

For purposes of this Agreement, an Investment shall be valued at the lesser of (i) cost and (ii) the value at which such Investment is shown on the books of the Company and its Restricted Subsidiaries in accordance with GAAP.

               "Restricted Subsidiary" means Belden Wire and any other Subsidiary (a) of which at least a majority of the voting securities are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries and of which the Company has management control and (b) which the Company has designated a Restricted Subsidiary by notice in writing (including designation in Section 5.4) given to the holders of the Notes and (c) which has not been designated as a Restricted Subsidiary more than once previously.

               "Securities Act" means the Securities Act of 1933, as amended from time to time.

               "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

               "Series 1997-A Notes" is defined in Section 1.2.

               "Source" is defined in Section 6.2

               "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the

                                       Schedule B
context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

               "Supplement" is defined in Section 1.1.

               "this Agreement" or "the Agreement" is defined in Section
17.3.

               "Unrestricted Subsidiary" means any Subsidiary of the Company that has not been designated a Restricted Subsidiary.

               "Western Europe" means any of the following countries:
Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom and any other country that hereafter joins the European Union. Any country that terminates membership in the European Union will still be considered a country of Western Europe.

               "Wholly-Owned Subsidiary" means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                      Schedule B

                                                         SCHEDULE B-1


                        EXISTING INVESTMENTS

None.

                                                  SCHEDULE 4.9


                        CHANGES IN CORPORATE STRUCTURE

None.

                                                  SCHEDULE 5.3


                        DISCLOSURE MATERIALS


None.

                                                  SCHEDULE 5.4


               SUBSIDIARIES AND OWNERSHIP OF SUBSIDIARY STOCK


1.  List of Subsidiaries of Belden Inc.

        a.  Belden Wire & Cable Company ("BWC")
               Incorporated in Delaware; 100% of capital stock is owned by Belden Inc.

        b.  Belden (Canada) Inc.
               Incorporated in Ontario, Canada; 100% of capital stock is owned by BWC

        c.  Belden International, Inc. ("BII")
               Incorporated in Delaware; 100% of capital stock is owned by BWC

        d.  Belden Electronics S.a.r.l.
               Incorporated in France; 99.8% of capital stock is owned by BWC, .2% by BII

        e.  Belden Electronics GmbH
               Incorporated in Germany; 100% of capital stock is owned by BWC

        f.  Belden UK Limited
               Incorporated in the United Kingdom; 100 % of capital stock is owned by BWC

        g.  Belden Foreign Sales Corporation
               Incorporated in Barbados; 100% of capital stock is owned by BWC

        h.  Belden Holdings, Inc.
               Incorporated in Delaware; 100% of capital stock is owned by BWC

        i.  Belden Europe B.V.
               Incorporated in The Netherlands; 100% of capital stock is owned by Belden Holdings, Inc.

        j.  Belden Wire & Cable B.V.
               Incorporated in The Netherlands; 100% of capital stock is owned by Belden Europe B.V.











        k.  Grupo Belden Mexicana S.A. de C.V.
               Incorporated in Mexico; 98% of capital stock is owned by BWC, 2% by BII

        l.  Belden Electronics, S.A. de C.V.
               Incorporated in Mexico; 98% of capital stock is owned by BWC, 2% by BII

        m.  Belden Brasil Comercial LTDA
               Incorporated in Brazil; 50% of capital stock is owned by BWC, 50% by BII

2.  List of Affiliates of Belden Inc.
        To the Company's knowledge, none other than as listed in 1 above and 3 below.

3.  List of Company's Directors and Senior Officers

        a.  Directors
          Joseph R. Coppola; Christopher I. Byrnes; John R. DallePezze; Alan E. Riedel; Lorne D. Bain; Bernard G. Rethore; and C. Baker Cunningham.

        b.  Senior Officers
          C. Baker Cunningham-Chairman of the Board, President, and Chief Executive Officer
          Richard K. Reece-Vice President, Finance, Treasurer and Chief Financial Officer
          Peter J. Wickman-Vice President, Operations
          Kevin L. Bloomfield-Vice President, Secretary and General Counsel Cathy Odom Staples-Vice President, Human Resources
          Larry E. Fast-Vice President and General Manager, Cord Products Division of Belden Wire & Cable Company
          Paul M. Schlessman-Vice President and General Manager, Alpha Wire Division of Belden Wire & Cable Company




















                                                  SCHEDULE 5.5


                        FINANCIAL STATEMENTS


1.  Consolidated Financial Statements for the year ended December 31, 1996
2.  Consolidated Financial Statements for the year ended December 31, 1995
3.  Consolidated Financial Statements for the year ended December 31, 1994
4.  Consolidated Financial Statements for the year ended December 31, 1993
5.  Consolidated Financial Statements for the year ended December 31, 1992
6.  Consolidated Financial Statements for the three months ended March 31,
    1997

                                                  SCHEDULE 5.8


                               CERTAIN LITIGATION

The Furon Company has filed a lawsuit against Belden Wire & Cable Company ("BWC"), claiming that it is infringing a Furon patent. BWC intends to vigorously defend its position.

                                                  SCHEDULE 5.11


                        LICENSES, PERMITS, ETC.


The Furon Company has filed a lawsuit against Belden Wire & Cable Company ("BWC"), claiming that it is infringing a Furon patent. BWC intends to vigorously defend its position.

                                                  SCHEDULE 5.12(b)


                               BENEFIT LIABILITIES


"Top Hat Plans":


1. Belden Wire & Cable Company Supplemental Excess Defined Benefit Plan - aggregate benefit liabilities of $375,000 as of December 31, 1996.

2.  Belden Wire & Cable Company Supplemental Excess Defined Contribution
    Plan - aggregate benefit liabilities of $352,000 as of December 31, 1996.

3. Belden Wire & Cable Company Management Incentive Compensation Deferral Plan - aggregate benefit liabilities of $0 as of December 31, 1996.

                                                  SCHEDULE 5.14


                        USE OF PROCEEDS


The proceeds from the Notes will be used for general corporate purposes of the Company and its Subsidiaries, including to repay existing indebtedness of the Company and its Subsidiaries.

                                                  SCHEDULE 5.15

                               EXISTING INDEBTEDNESS


Below is a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries:


                                                                                             Outstanding
                                                                                             Indebtedness as of
                                 Obligation                                                  July 31, 1997

                                 Multicurrency    revolving   credit   agreement,   dated    $125,519,600
                                 November 18, 1996, among Belden Wire & Cable Company, as
                                 borrower,  certain financial institutions party thereto,
                                 a n d   Bank  of  America  National  Trust  and  Savings
                                 Association, as agent.

                                 Multicurrency  credit  agreement,  dated  March 9, 1995,     1,088,100
                                 among  Belden  Wire  &  Cable  Company,  as co-borrower,
                                 Belden  (Canada) Inc., as co-borrower, and Royal Bank of
                                 Canada,  as  lender.   Borrowing arrangements under this
                                 agreement  are  uncommitted and Royal Bank of Canada has
                                 no obligation to make any advance under this agreement.


                                 Multicurrency  promissory  note  of  Belden Wire & Cable     2,528,200
                                 Company,  dated  January  21,  1997, payable to Wachovia
                                 Bank of Georgia, N.A.  Borrowing arrangements under this
                                 note  are  uncommitted  and  Wachovia  Bank  of
                                 Georgia,  N.A.  has  no  obligation  to make any advance
                                 under this note.

                                 Overdraft  facility  in  current  account, dated July 5,     1,495,656
                                 1995, between Belden Wire & Cable B.V., as borrower, and
                                 ABN  AMRO  Bank N.V., as lender.  Borrowing arrangements
                                 under  this facility are uncommitted and   ABN AMRO Bank
                                 N.V.  has  no obligation to make any advances under this
                                 facility.

                                 Overdraft  facility  in current account, dated April 20,     1,217,141
                                 1995, between Belden Wire & Cable B.V., as borrower, and
                                 I n t ernationale  Nederlanden  Bank  N.V.,  as  lender.
                                 Borrowing   arrangements   under   this   facility   are
                                 uncommitted and Internationale Nederlanden Bank N.V. has
                                 no obligation to made any advance under this facility.














                                                  SCHEDULE 10.2


                               EXISTING LIENS


None.






















































                                                  EXHIBIT 1.1-A


                               [FORM OF NOTE]


                                 BELDEN INC.

               [____]% SENIOR NOTE DUE [__________, ____]

No. [_____]                                       [Date]
$[_______]                                        PPN[_____________]

               FOR VALUE RECEIVED, the undersigned, BELDEN INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [______________________], or registered assigns, the principal sum of $[__________________________] on [_________], [____________], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of [____]% per annum from the date hereof, payable semiannually, on [______] [____] and [______][____] in each year, commencing with the [______] [____] or [______] [____] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [_____]% or (ii) 2% over the rate of interest publicly announced by Bank of America National Trust & Savings
Association from time to time in Chicago, Illinois as its "base" or "prime" rate.

               Payments of principal of, interest on and any Make-Whole
Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America
National Trust & Savings Association in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

               This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of August 1, 1997 [and a Supplement thereto dated as of [_________], [_____]]
(as from time to time further amended and supplemented, the "Note
Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase
Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.







                                       Exhibit 1.1-A




               This Note is a registered Note and, as provided in the Note
Purchase Agreement, upon surrender of this Note for registration of transfer,duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

               [The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.]
This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note
Purchase Agreements but not otherwise.

               If an Event of Default, as defined in the Note Purchase
Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price
(including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

               This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                               BELDEN INC.


                               By:
                               Title:



                               GUARANTY ENDORSEMENT

    Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase
Agreement, is guaranteed pursuant to the terms of a Guaranty dated
[         ], 1997 of Belden Wire & Cable Company.












                                   2

                              Exhibit 1.1-A



                                                  EXHIBIT 1.1-B


                        [FORM OF BELDEN WIRE GUARANTY]


                        SERIES [             ] GUARANTY


    THIS GUARANTY (this "Guaranty") dated [       ], 1997 is made by Belden
Wire & Cable Company, a Delaware corporation (the "Guarantor"), in favor of
the holders from time to time of the Series [         ] Notes hereinafter
referred to, including each purchaser named in the Note Purchase Agreement
[or supplement thereto] hereinafter referred to, and their respective successors and assigns (collectively, the "Holders" and each individually, a "Holder").

                        W I T N E S S E T H:

    WHEREAS, Belden Inc., a Delaware corporation (the "Company"), and the initial Holders have entered into a [Supplement dated _________, ____ to]
[Note Purchase Agreement dated as of August 1, 1997] (the Note Purchase
Agreement [as so supplemented and] as [further] amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the "Note Purchase Agreement");

    WHEREAS, the Note Purchase Agreement contemplates the issuance by the
Company of up to $200,000,000 aggregate principal amount of Notes (as defined in the Note Purchase Agreement) in series [of which $
have heretofore been issued] and the Company has authorized the issuance
and sale of $[                 ] aggregate principal amount of Series [     ]
Notes to the Purchasers;

    WHEREAS, the Company owns all of the issued and outstanding capital stock of the Guarantor and, by virtue of such ownership and otherwise, the
Guarantor will derive substantial benefits from the purchase by the Holders
of the Company's Series [       ] Notes;

    WHEREAS, it is a condition precedent to the obligation of the Holders
to purchase the Series [           ] Notes that the Guarantor shall have
executed and delivered this Guaranty to the Holders and it is and will be a condition to the sale of subsequent series of the Notes that a substantially identical Guaranty run in favor of the holders of such subsequent series of Notes; and

    WHEREAS, the Guarantor desires to execute and deliver this Guaranty to satisfy the conditions described in the preceding paragraph;

    NOW, THEREFORE, in consideration of the premises and other benefits to
the Guarantor, and of the purchase of the Company's Series [       ] Notes
by the Holders, and for other good and valuable consideration, the receipt






                                   Exhibit 1.1-B



and sufficiency of which are acknowledged, the Guarantor makes this Guaranty as follows:

    SECTION 1. Definitions. Any capitalized terms not otherwise herein defined shall have the meanings attributed to them in the Note Purchase
Agreement.

    SECTION 2.  Guaranty.  The Guarantor unconditionally and irrevocably guarantees to the Holders the due, prompt and complete payment by the
Company of the principal of, Make-Whole Amount, if any, and interest on,
and each other amount due under, the Series [        ] Notes or the Note
Purchase Agreement, when and as the same shall become due and payable
(whether at stated maturity or by required or optional prepayment or by declaration or otherwise) in accordance with the terms of the Series [
 ] Notes and the Note Purchase Agreement (the Series [        ] Notes and
the Note Purchase Agreement being sometimes hereinafter collectively referred to as the "Note Documents" and the amounts payable by the Company under the Note Documents, and all other monetary obligations of the Company thereunder, being sometimes collectively hereinafter referred to as the
"Obligations").  This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or upon any other event, contingency or circumstance whatsoever.  If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable and any Holder shall notify the
Guarantor that all Series [        ] Notes held by such Holder or all
outstanding Series [        ] Notes are subject to acceleration under
Section 12.1 of the Note Purchase Agreement, the Guarantor, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Holders under the terms of such Note Documents, in lawful money of the United States, at the place specified in the Note
Purchase Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under such Note Documents) on any amount due and owing from the Company.  The Guarantor, promptly after demand, will pay to the Holders the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel.  The right of recovery against the Guarantor under this Guaranty is, however, limited to the Fair Net Worth of the Guarantor, as of the date of any determination thereof, less $20,000.  For purposes of this Guaranty, the "Fair Net Worth" of the Guarantor shall mean an amount equal to the fair saleable value of the Guarantor's assets, net of all obligations of the Guarantor owed to third parties (other than the
Guarantor's liabilities under this Guaranty), including all liabilities, whether fixed or contingent, direct or indirect, disputed or undisputed, secured or unsecured, and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles.

    SECTION 3. Guarantor's Obligations Unconditional. The obligations of the Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of the Guarantor, shall not be subject to any



                                   2

                              Exhibit 1.1-B



counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim the Guarantor or any other person may have against the Company or any other person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor or the Company shall have any knowledge or notice thereof), including:

               (a) any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Note Documents or any other instrument or agreement applicable to any of the parties to any of the Note Documents;

               (b) any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any person to perfect any interest in any collateral;

               (c) any failure, omission or delay on the part of the Company to conform or comply with any term of any of the Note
     Documents or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to the Guarantor of the occurrence of a "Default" or an "Event of Default" under any Note Document;

               (d) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Note Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Note
     Documents or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

               (e) any failure, omission or delay on the part of any of the Holders to enforce, assert or exercise any right, power or remedy conferred on such Holder in this Guaranty, or any such failure, omission or delay on the part of such Holder in connection with any Note Document, or any other action on the part of such Holder;

               (f) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Company, the Guarantor or to any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;




                                   3

                              Exhibit 1.1-B



               (g) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Note Documents or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

               (h) any merger or consolidation of the Company or the Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Company or the Guarantor to any other person;

               (i) any change in the ownership of any shares of capital stock of the Company or any change in the corporate relationship between the Company and the Guarantor, or any termination of such relationship;

               (j) any release or discharge, by operation of law, of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty; or

               (k) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

Notwithstanding any other provision contained in this Guaranty, the
Guarantor's liability with respect to the principal amount of the Series
[        ] Notes shall be no greater than the liability of the Company with respect thereto.

     SECTION 4.  Full Recourse Obligations.  The obligations of the
Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties.

     SECTION 5. Waiver. The Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in Section 3, (b) notice to the Guarantor of the incurrence of any of the Obligations, notice to the Guarantor or the Company of any breach or default by the Company with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Holders against the Guarantor,
(c) presentment to or demand of payment from the Company or the Guarantor with respect to any amount due under any Note Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the Holders of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Note Document or otherwise, (e) any requirement of diligence on the part of any of the Holders, (f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Note Document, (g) any notice of any sale, transfer or other disposition by any of the Holders of any



                                   4

                              Exhibit 1.1-B



right, title to or interest in the Note Purchase Agreement or in any other
Note Document and (h) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

     SECTION 6.  Subrogation, Contribution, Reimbursement or Indemnity.
Until one year and one day after all Obligations have been indefeasibly paid in full, the Guarantor agrees not to take any action pursuant to any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United
States Bankruptcy Code, as amended, including Section 509 thereof, under common law or otherwise) of any of the Holders against the Company or against any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations. Until one year and one day after all Obligations have been indefeasibly paid in full, the Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company which may have arisen in connection with this Guaranty. So long as the Obligations remain, if any amount shall be paid by or on behalf of the Company to the Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by the Guarantor in trust, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Holders (duly endorsed by such Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine. The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Obligations.

     SECTION 7.  Effect of Bankruptcy Proceedings, etc.  This Guaranty
shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Holders pursuant to the terms of the Note Purchase Agreement or any other Note Document is rescinded or must otherwise be restored or returned by such Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or other person or any substantial part of its property, or otherwise, all as though such payment had not been made.  If an event permitting the acceleration of
the maturity of the principal amount of the Series [        ] Notes shall
at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Company or any other person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Series
[      ] Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement or other applicable Note Document, and the Guarantor shall forthwith pay such




                                   5

                              Exhibit 1.1-B




principal amount, Make-Whole Amount, if any, and interest thereon and any other amounts guaranteed hereunder without further notice or demand.

     SECTION 8. Term of Agreement. This Guaranty and all guaranties, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be paid and performed in full and all of the agreements of the Guarantor hereunder shall be duly paid and performed in full.

     SECTION 9. Representations and Warranties. The Guarantor represents and warrants to each Holder that:

               (a) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

               (b) the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guaranty;

               (c) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (d) the execution, delivery and performance of this Guaranty will not violate any provision of any requirement of law or material contractual obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties, revenues or assets of the Guarantor pursuant to the provisions of any material contractual obligation of such Guarantor or any requirement of law;

               (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

               (f) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its properties or revenues (i) with respect to this Guaranty or any of the transactions contemplated hereby or (ii) which could reasonably be expected to have a material adverse effect upon the



                                   6

                              Exhibit 1.1-B



     business, operations or financial condition of the Guarantor and its subsidiaries taken as a whole;

               (g) the execution, delivery and performance of this Guaranty will not violate any provision of any order, judgment, writ, award or decree of any court, arbitrator or Governmental Authority, domestic or foreign, or of the charter or by-laws of the Guarantor or of any securities issued by the Guarantor; and

               (h)      after giving effect to the transactions
     contemplated herein, (i) the present fair salable value of the assets of the Guarantor is in excess of the amount that will be required to pay its probable liability on its existing debts as said debts become absolute and matured, (ii) the Guarantor has received reasonably equivalent value for executing and delivering this Guaranty, (iii) the property remaining in the hands of the Guarantor is not an unreasonably small capital, and (iv) the Guarantor is able to pay its debts as they mature

     SECTION 10. Notices. All notices under the terms and provisions hereof shall be in writing, and shall be delivered or sent by telex or telecopy or mailed by first-class mail, postage prepaid, addressed (a) if to the Company or any Holder at the address set forth in the Note Purchase
Agreement or (b) if to the Guarantor, at:

                               Belden Wire & Cable Company
                               c/o Belden Inc.
                               7701 Forsyth Boulevard
                               Suite 800
                               St. Louis, MO  63105

or at such other address as the Guarantor shall from time to time designate in writing to the Holders. Any notice so addressed shall be deemed to be given when actually received.

     SECTION 11. Survival. All warranties, representations and covenants made by the Guarantor herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any of the Holders.
All statements in any such certificate or other instrument shall constitute warranties and representations by the Guarantor hereunder.

     SECTION 12. Miscellaneous. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guaranty



                                   7

                              Exhibit 1.1-B



shall be binding upon, and inure to the benefit of, the Guarantor and the Holders and their respective successors and assigns. No term or provision of this Guaranty may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Guarantor and the Holders. The section and paragraph headings in this Guaranty and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois, including all matters of construction, validity and performance.












































                                   8

                              Exhibit 1.1-B



               IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.



                               BELDEN WIRE & CABLE COMPANY


                               By:
                               Title:













































                                   9

                              Exhibit 1.1-B



                                                  EXHIBIT 1.1-C


                        [FORM OF SUPPLEMENT]


               SUPPLEMENT TO NOTE PURCHASE AGREEMENT


     THIS SUPPLEMENT is entered into as of [            ], [          ]
(this "Supplement") between Belden Inc., a Delaware corporation (the
"Company"), and the Purchasers listed in the attached Schedule A (the
"Purchasers").

                        R E C I T A L S

        A. The Company has entered into a Note Purchase Agreement dated as of August 1, 1997 with the purchasers listed in Schedule A thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the "Note Purchase Agreement"); and

        B. The Company desires to issue and sell, and the Purchasers desire to purchase, an additional series of Notes (as defined in the Note
Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

        NOW, THEREFORE, the Company and the Purchasers agree as follows:

        1.     Authorization of the New Series of Notes.  The Company has
authorized the issue and sale of $[                  ] aggregate principal
amount of Notes to be designated as its [__]% Senior Notes, Series [
], due [      ], [     ] (the "Series [  ] Notes", such term to include any
such Notes issued in substitution therefor pursuant to Section 13 of the
Note Purchase Agreement).  The Series [        ] Notes shall be
substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company.

        2.     Sale and Purchase of Series [  ] Notes.  Subject to the
terms and conditions of this Supplement and the Note Purchase Agreement, the Company will issue and sell to each of the Purchasers, and the
Purchasers will purchase from the Company, at the Closing provided for in
Section 3, Series [    ] Notes in the principal amount specified opposite
their respective names in Schedule A at the purchase price of 100% of the principal amount thereof.  The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

        3.     Closing.  The sale and purchase of the Series [   ] Notes to
be purchased by the Purchasers shall occur at the offices of Gardner,
Carton & Douglas, Quaker Tower, Suite 3400, 321 North Clark Street,
Chicago, Illinois  60610 at 9:00 a.m., Chicago time, at a closing (the





                       Exhibit 1.1-C




"Closing") on [       ], [    ] or on such other Business Day thereafter on
or prior to [       ], [    ] as may be agreed upon by the Company and the
Purchasers.  At the Closing the Company will deliver to each Purchaser the
Series [       ] Notes to be purchased by it in the form of a single Note
(or such greater number of Series [    ] Notes in denominations of at least
$500,000 as such Purchaser may request) dated the date of the Closing and registered in its name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________] at [_________________] Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information].  If at the Closing the Company shall fail to tender such
Series [    ] Notes to a Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 of the Note Purchase
Agreement, as modified or expanded by Section 4 hereof, shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

        4.     Conditions to Closing.  Each Purchasers obligation to
purchase and pay for the Series [    ] Notes to be sold to it at the
Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase
Agreement, as hereafter modified, and to the following additional conditions:

               [Set forth any modifications and additional conditions.]

        5.     Representations and Warranties of the Company.  The Company
represents and warrants to the Purchasers that each of the representations and warranties contained in Section 5 of the Note Purchase Agreement is true and correct as of the date hereof (i) except that all references to
"Purchaser" and "you" therein shall be deemed to refer to the Purchasers hereunder, all references to "this Agreement" shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, all
references to "Notes" therein shall be deemed to include the Series [    ]
Notes, and (ii) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5.

        6. Representations of the Purchasers. Each Purchaser confirms to the Company that the representations set forth in Section 6 of the Note
Purchase Agreement are true and correct as to such Purchaser.










                                   2

                              Exhibit 1.1-C



        7.     Mandatory Prepayment of the Series [    ] Notes.  [The
Series [    ] Notes are not subject to mandatory prepayment by the
Company.]  [On [        ], [    ] and on each [      ] thereafter to and
including [        ], [    ] the Company will prepay $[                ]
principal amount (or such lesser principal amount as shall then be
outstanding) of the Series [    ] Notes at par and without payment of the
Make-Whole Amount or any premium.]

        8.     Applicability of Note Purchase Agreement.  Except as
otherwise expressly provided herein (and expressly permitted by the Note
Purchase Agreement), all of the provisions of the Note Purchase Agreement
are incorporated by reference herein and shall apply to the Series [    ]
Notes as if expressly set forth in this Supplement.

        IN WITNESS WHEREOF, the Company and the Purchasers have caused this Supplement to be executed and delivered as of the date set forth above.

                               BELDEN INC.

                               By:
                               Title:


[ADD PURCHASER SIGNATURE BLOCKS]































                                   3

                              Exhibit 1.1-C



                                                  Schedule A
                                                  to Supplement



               INFORMATION RELATING TO PURCHASERS


                                                  Principal Amount of
                                                  of Series [    ]
Name and Address of Purchaser                     Notes to be Purchased


[NAME OF PURCHASER]                               $

(1)     All payments by wire transfer
               of immediately available
               funds to:



               with sufficient information
               to identify the source and
               application of such funds.

(2)     All notices of payments and
               written confirmations of such
               wire transfers:

(3)     All other communications:

























                                   4

                              Exhibit 1.1-C



                                                  Schedule 5
                                                  to Supplement

                        EXCEPTIONS TO REPRESENTATIONS
                               AND WARRANTIES


















































                                   5

                              Exhibit 1.1-C



                                                  Exhibit 1 to
                                                  Supplement


                        [FORM OF SERIES [    ] NOTE]


















































                                   6

                              Exhibit 1.1-C



                                                  EXHIBIT 1.2


                        [FORM OF SERIES 1997-A NOTE]


                               BELDEN INC.

                           6.92% Senior Note,
                          Due August 11, 2009

No. [_____]                                                    [Date]
$[_______]                                        PPN[______________]

               FOR VALUE RECEIVED, the undersigned, BELDEN INC. (herein
called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [_____________________], or
registered assigns, the principal sum of $[           ] on August 11, 2009,
with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.92% per annum from the date hereof, payable semiannually, on February 11 and August 11 in each year, commencing with the February 11 or August 11 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note
Purchase Agreement referred to below), payable semiannually as aforesaid
(or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.92% or (ii) 2%
over the rate of interest publicly announced by Bank of America National
Trust & Savings Association from time to time in Chicago, Illinois as its
"base" or "prime" rate.

               Payments of principal of, interest on and any Make-Whole
Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America
National Trust & Savings Association in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

               This Note is one of a series of Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of August
1, 1997 as from time to time amended and supplemented, the "Note Purchase
Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase
Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

               This Note is a registered Note and, as provided in the Note
Purchase Agreement, upon surrender of this Note for registration of





                                   Exhibit 1.2



transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

               The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.
This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase
Agreement but not otherwise.

               If an Event of Default, as defined in the Note Purchase
Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price
(including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

               This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                               BELDEN INC.


                               By:
                               Title:


                        GUARANTY ENDORSEMENT

        Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase
Agreement, is guaranteed pursuant to the terms of a Guaranty dated
[         ], 1997 of Belden Wire & Cable Company.















                                   2

                              Exhibit 1.2



                                                  EXHIBIT 4.4(a)


                        FORM OF OPINION OF COUNSEL
                               TO THE COMPANY


        The opinion of Kevin L. Bloomfield, Vice President, Secretary and
General Counsel of the Company, shall be to the effect that:

        1. Each of the Company and Belden Wire, and each Subsidiary incorporated under the laws of the United States or any state thereof, including the District of Columbia, is a corporation duly incorporated, validly existing in good standing under the laws of Delaware, and each has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, and, in the case of the Company, to enter into and perform the Note Purchase Agreement and to issue and sell the Notes, and, in the case of Belden Wire, to execute, deliver and perform the Belden Wire Guaranty.

        2. The Note Purchase Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

        3. The Belden Wire Guaranty has been duly authorized by proper corporate action on the part of Belden Wire, has been duly executed and delivered by an authorized officer of Belden Wire, and constitutes the legal, valid and binding obligation of Belden Wire, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

        4. The offering, sale and delivery of the Notes and delivery of the Belden Wire Guaranty do not require the registration of the Notes or the Belden Wire Guaranty under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

        5. Except for filing a copy of the Note Purchase Agreement as an exhibit to the Company's periodic reports under the Securities Act of 1934, as amended, no authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with,





                                   Exhibit 4.4(a)



any Governmental Authority is necessary or required in connection with the execution, delivery and performance by the Company of the Note Purchase
Agreement or the offering, issuance and sale by the Company of the Notes, and no authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental
Authority is necessary or required in connection with the execution, delivery and performance by Belden Wire of the Belden Wire Guaranty.

        6. The issuance and sale of the Notes by the Company, the performance of the terms and conditions of the Notes and the Note Purchase
Agreement and the execution and delivery of the Note Purchase Agreement do not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on, the property of the Company or any Subsidiary pursuant to the provisions of (i) the Certificate of Incorporation or By-laws of the Company or any Subsidiary, (ii) any loan agreement known to such counsel to which the Company or any Subsidiary is a party or by which any of them or their property is bound, (iii) any other Material agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which any of them or their property is bound, (iv) any law
(including usury laws) or regulation applicable to the Company, or (v) to the knowledge of such counsel, any order, writ, injunction or decree of any court or Governmental Authority applicable to the Company.

        7.     The execution, delivery and performance of the Belden Wire
Guaranty will not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on, the property of Belden Wire pursuant to the provisions of (i) the Certificate of Incorporation or By-laws of Belden Wire, (ii) any loan agreement known to such counsel to which Belden
Wire is a party or by which it or its property is bound, (iii) any other
Material agreement or instrument known to such counsel to which Belden Wire is a party or by which it or its property is bound, (iv) any law or regulation applicable to Belden Wire, or (v) to the knowledge of such counsel, any order, writ, injunction or decree of any court or Governmental
Authority applicable to Belden Wire.

        8. All of the issued and outstanding shares of capital stock of each Subsidiary incorporated in the United States or any state thereof, including the District of Columbia, have been duly and validly issued, are fully paid and nonassessable and, except as disclosed in Schedule 5.4 to the Note Purchase Agreement, are owned directly or indirectly by the Company free and clear of any perfected pledge or, to the knowledge of such counsel, any other perfected Lien.

        9.     Except as disclosed in Schedule 5.8 to the Note Purchase
Agreement, there are no actions, suits or proceedings pending, or, to such counsel's knowledge, threatened against, or affecting the Company or any Subsidiary, at law or in equity or before or by any Governmental Authority, which are likely to result, individually or in the aggregate, in a Material
Adverse Effect.




                                   2

                              Exhibit 4.4(b)




        10. Neither the Company nor any Subsidiary is (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company
Act of 1935, as amended (the "1935 Act"), (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof, as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

        11. The issuance of the Notes and the intended use of the proceeds of the sale of the Notes do not violate or conflict with Regulation G, T or X of the Board of Governors of the Federal Reserve
System.

The opinion of Mr. Bloomfield shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and with respect to matters governed by the laws of any jurisdiction other than the United States of America and the laws of the State of Missouri, such counsel may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable.































                                   3

                              Exhibit 4.4(b)



                                                  EXHIBIT 4.4(b)


               FORM OF OPINION OF SPECIAL COUNSEL
                        TO THE PURCHASERS



        The opinion of Gardner, Carton & Douglas, special counsel to the Purchasers, shall be to the effect that:

        1. The Company and Belden Wire are each a corporation organized and validly existing in good standing under the laws of the State of Delaware, with all requisite corporate power and authority, in the case of the Company, to enter into the Agreement and to issue and sell the Notes, and, in the case of Belden Wire, to execute and deliver the Belden Wire
Guaranty.

        2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

        3. The Belden Wire Guaranty has been duly authorized by proper corporate action on the part of Belden Wire, has been duly executed and delivered by an authorized officer of Belden Wire, and constitutes the legal, valid and binding obligation of Belden Wire, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

        4. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes and the issuance and delivery of the Belden Wire Guaranty do not require the registration of the Notes or the Belden Wire Guaranty under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

        5. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.







                                   Exhibit 4.4(b)



        6.     The execution, delivery and performance of the Belden Wire
Guaranty will not violate any provisions of the Certificates of Incorporation or By-Laws of Belden Wire.

        7. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Purchase Agreement or the Notes or the execution and delivery of the Belden Wire Guaranty.

The opinion of Gardner, Carton & Douglas also shall state that the opinion of Kevin L. Bloomfield, Vice President, Secretary and General Counsel of the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to Gardner, Carton & Douglas, and, in its opinion, the Purchasers and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.






































                                   2

                              Exhibit 4.4(b)
